UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

LAPIS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

19 W 34 Street, Suite 1008, New York, NY 10001
(Address of principal executive offices) (zip code)

(212) 937-3580
(Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon approval from shareholders holding in excess of a majority of the issued and outstanding shares of the common stock of Lapis Technologies, Inc. (the “Company), on February 22, 2010, the Company’s board of directors approved the Company’s amended Bylaws.  The amendment of the By-laws included amending Section 5 to the By-Laws to enable a majority of the Company’s board of directors to fill any vacancies on the Company’s Board.  The amended By-Laws also revised Section 9 to allow the Board of Directors to amend the By-Laws.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.
.
Not applicable.

(d)	Exhibits.

Exhibit Number	Description Agreement
3.1	Amended By-Laws of Lapis Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Date: March 4, 2010	By:	/s/ Harry Mund
Name: Harry Mund
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description Agreement
3.1	Amended By-Laws of Lapis Technologies, Inc.